                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Proxy Statement/Prospectus of Telephone and Data Systems, Inc. of our report dated January 29, 1997 (except with respect to the matter discussed in Note 16, as to which the date is February 4, 1997), on the consolidated financial statements of Telephone and Data Systems, Inc. and Subsidiaries incorporated by reference in the Telephone and Data Systems, Inc. Form 10-K for the year ended December 31, 1996, to the incorporation by reference in this Proxy Statement/Prospectus of our report dated January 29, 1997 (except with respect to the matter discussed in Note 16, as to which the date is February 4, 1997), on the financial statement schedules of Telephone and Data Systems, Inc., included in the Telephone and Data Systems, Inc. Form 10-K for the year ended December 31, 1996. We also consent to all references to our Firm included in this Proxy Statement/Prospectus.


ARTHUR ANDERSEN LLP


Chicago, Illinois
March 6, 1998